[FINOVA LOGO]                                                     EXHIBIT 10.1
FINANCIAL INNOVATORS

     FINOVA CAPITAL CORPORATION                           EQUIPMENT LEASE
     HEALTHCARE FINANCE
     311 S. WACKER DRIVE, SUITE 4400                      NO.    4125
     CHICAGO, IL 60606                                       ---------------

                                                          ----------------------
                                                          Lessee's Tax ID Number

                             TERMS AND CONDITIONS

FINOVA CAPITAL CORPORATION ("Lessor") agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the personal property, together with all attachments, replacements, parts, additions, and accessories ("Equipment") listed on any Lease Schedule. The words YOU, YOUR, and YOURS mean the Lessee indicated below. The words WE, US, and OUR refer to the Lessor indicated above.

     1. TERM. The term of this lease will start on the date we sign this lease ("Lease Commencement Date"). The payments of rent are payable periodically in advance as stated on any Lease Schedule. You promise to pay the total amount of all rent payments stated in any Lease Schedule, plus any other amounts provided for in this lease. This lease cannot be canceled by you.

     2.  RENT

         (A) You will pay for use of the Equipment all rent payments and other amounts provided for in this lease. Consecutive periodic rent payments will be due on the first day of the month following the Acceptance Date (see
Section 3. Acceptance) of the Equipment (the "Payment Date"). You agree to pay one prorate rent payment from the Acceptance Date to the first Payment Date. You will pay all rent payments even if you do not receive a notice that the payments are due. All rent payments and other amounts due will be made to us at the address on this lease, or to any other address we designate in writing.

         (B) You will pay a late charge of five percent (5%) on any part of a rent payment or other amount payable not made by you within five (5) days of the due date, but only to the extent permitted by law.

         (C) The rent payment on the Lease Schedule shall be raised or lowered, in a proportionate manner, if there is an adjustment to the equipment cost, or if a tax is required on the purchase of the Equipment or the rent. We are authorized by you to insert the amount of the adjusted rent on the appropriate Lease Schedule.

     3. ACCEPTANCE. On the date the Equipment is available for first use (the "Acceptance Date"), you will sign and deliver to us an acceptance certificate in a form satisfactory to us. We may terminate this lease without cause for any Equipment you have not accepted within six (6) months of our issuing a purchase order for the Equipment.

     4. NET LEASE. This is a net lease. You promise to pay when due all taxes, licenses, fines, penalties, and other charges (including but not limited to personal property, sales, state, Federal, and local taxes) relating to this lease or the Equipment. Any taxes due will be based on the full amount of the tax, regardless of any discounts we may receive.

     5.  END OF LEASE OPTION; REDELIVERY OF EQUIPMENT; LEASE EXTENSION.

         (A) END OF LEASE OPTION. Provided you are not in default, at the expiration of the lease term of any Lease Schedule, you have the option to:
(i) renew this lease with respect to all the Equipment on that Lease Schedule for a term agreeable to us and at a rent equal to the then fair market rental for the renewal term, payable in advance, or (ii) purchase all, but not less than all, of the Equipment provided on that Lease Schedule for the then fair market value, or (iii) return the Equipment to us. You will give us ninety
(90) days prior written notice of the option you choose.

         (B) REDELIVERY OF EQUIPMENT. If you decide not to renew or purchase all the Equipment, then when the term of that Lease Schedule expires, at your own risk and expense, you will disconnect, properly package for transportation, and return the Equipment to us, freight prepaid, to a location designated by us within the continental United States. You agree to include all instruction and service manuals, software documentation, service records, and a certificate from the manufacturer of the Equipment or other service organization reasonably acceptable to us that (i) at the time of shipment to us, the Equipment is in good condition and contains all software and (ii) the manufacturer will provide an extended maintenance contract to a new user at a new location to perform the same or similar procedures as performed by you, without additional costs for repair, refurbishment or software.

         (C) LEASE EXTENSION. If you do not renew, purchase or return the Equipment as provided above, then this lease shall be extended on a month-to-month basis for a minimum of six (6) months and you agree to pay us the same rent as stated on the Lease Schedule. During the month-to-month period, at our option, we may terminate this lease at any time by giving you ten (10) days notice.

     6. OWNERSHIP; IDENTIFICATION. We are the owner of the Equipment and have title to the Equipment. If any other person attempts to claim ownership of the Equipment by asserting that claim against you or through you, you agree, at your expense, to protect and defend our title to the Equipment. Further, you agree that you will at all times, and at your expense, keep the Equipment free from any legal process or lien, and you will give us immediate notice if any legal process or lien is asserted or made against the Equipment. So long as you are not in default under any of the terms of this lease, we agree that you shall quietly use and enjoy the Equipment. We may require plates or markings be placed on the Equipment indicating our ownership. You represent that the Equipment shall always remain personal property, even though the Equipment may become attached to real estate.

     7. COMPLIANCE WITH LAW; INDEMNIFICATION. You will use the Equipment for business purposes only in compliance with all applicable laws and regulations. You agree that we are not responsible for any injuries or losses to you or any other person caused by the installation or use of the Equipment. EXCEPT FOR ACTS BY US THAT ARE IN VIOLATION OF OUR OBLIGATIONS UNDER THIS LEASE, YOU AGREE TO INDEMNIFY, HOLD HARMLESS AND DEFEND US FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, ATTORNEYS' FEES, EXPENSES, DAMAGES
AND LIABILITIES ARISING FROM OR RELATING TO THE POSSESSION, OPERATION, USE, OWNERSHIP, SELECTION, LEASING, MAINTENANCE, DELIVERY OR RETURN OF ANY OF THE EQUIPMENT.

     You agree that we shall be entitled to deductions and other benefits provided to an owner of property by federal and state income tax laws, including deductions for cost recovery and depreciation on the Equipment over the shortest period available. If we lose the right to claim any benefits, or any portion of the benefits are disallowed or recaptured as a result of any omissions, acts, or failures to act by you, you shall pay us an amount, after deduction of any taxes we must pay on said amount, that allows us to receive (on an after-tax basis over the full term of the lease) the same rate of return had there not been a loss or disallowance of benefits. You agree to pay any interest or penalties due in connection with such loss or disallowance.

     The indemnities in this section shall continue even after the term of the lease has expired.

     8. MAINTENANCE. You agree that at your expense you will provide for all maintenance, service, and repairs necessary to keep all Equipment in good condition, working order and repair so that it meets or exceeds the manufacturer's original performance specifications. You may not alter or modify the Equipment without our prior written permission, which we will not unreasonably withhold. You agree that all parts, modifications, alterations, and additions are part of the Equipment and become our property.

     9. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY. WE ARE LEASING THE EQUIPMENT TO YOU "AS IS". WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE OR ORDINARY USE IN CONNECTION WITH THIS LEASE. If the seller or anyone else has made a representation or warranty to you as to the Equipment or any other matter, you agree that such representation or warranty shall not obligate us, nor shall the breach of such relieve you of, or in any way affect, any of your obligations to us any this lease. If the Equipment is not satisfactory for any reason, you shall make your claim only against the seller and you shall nevertheless pay us all rent payable under this lease. So long as you are not in default under any of the terms of this lease, we transfer to you any warranties made to us by the manufacturer or seller. You understand and agree that the seller, its agents and employees are not agents of ours, nor are they authorized to waive or change any term or condition of this lease. YOU AGREE, THAT REGARDLESS OF CAUSE, YOU WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST US FOR LOSS OF PROFITS YOU EXPECTED TO MAKE OR ANY OTHER DIRECT, SPECIAL, OR INDIRECT DAMAGES.

     10. ASSIGNMENT. YOU MAY NOT SELL, TRANSFER, ASSIGN, OR SUBLEASE THE EQUIPMENT. WE MAY, WITHOUT NOTIFYING YOU, SELL, ASSIGN OR TRANSFER THIS LEASE AND OWNERSHIP OF THE EQUIPMENT; AND YOU AGREE THAT IF WE DO SO, THE NEW LESSOR WILL HAVE THE SAME RIGHTS AND BENEFITS THAT WE NOW HAVE, AND THE NEW LESSOR WILL NOT HAVE TO PERFORM ANY OF OUR OBLIGATIONS. YOU AGREE THAT THE RIGHTS OF THE NEW LESSOR WILL NOT BE SUBJECT TO ANY CLAIMS, DEFENSES OR SET-OFFS THAT YOU MAY HAVE AGAINST US. HOWEVER, ANY SUCH ASSIGNMENT, SALE, OR TRANSFER OF THIS LEASE OR THE EQUIPMENT WILL NOT RELIEVE US OF OUR

OBLIGATIONS TO YOU UNDER THIS LEASE. YOU AGREE TO PAY ALL RENT PAYMENTS AND OTHER AMOUNTS DUE DIRECTLY TO OUR ASSIGNEE IF WE NOTIFY YOU TO DO SO.

     11. INSURANCE; LOSS OR DAMAGE.

          (A) INSURANCE. You agree to maintain liability insurance and keep the Equipment fully insured against loss until you have met all of your obligations under this Lease. You agree to provide and maintain, at your expense, insurance against fire, theft, and all other risks of loss customarily insured against on the Equipment by businesses like yours, for the greater of the full replacement value or the Stipulated Loss Value reflected on the attached Exhibit A. Prior to the Equipment being delivered to you, you agree to provide us with certificates or other evidence of insurance in a form acceptable to us, from insurers acceptable to us, that name us as additional insured for liability insurance and loss payee for property damage insurance, and provide us with at least thirty (30) days prior written notice if the policy is changed or canceled.

          (B) LOSS OR DAMAGE. You will bear the entire risk of loss and damage from any cause whatsoever ("Loss"). If a Loss occurs, you shall promptly notify us and, at our option, either (i) place the Equipment in good condition and repair; or (ii) replace the Equipment with equipment having the same value and function which is acceptable to us; or (iii) pay us the fair value of the Equipment on the date of the Loss, which you agree will be the sum of (a) the total rent due and owing at the time of such payment, and (b) the amount arrived at by multiplying the equipment cost by the Stipulated Loss Value opposite the rent payment number preceding the date of Loss.

     12. USE; LOCATION.

          (A) USE. You shall cause the Equipment to be operated by qualified personnel only, within its normal capacity, and in accordance with applicable manufacturers' instructions and governmental regulations. YOU AND YOUR AGENTS AND EMPLOYEES ASSUME RESPONSIBILITY FOR ANY CLAIMS OR DAMAGES ARISING FROM SUCH USE. You are responsible for all licenses, permits and consents required by law or any government body in connection with the Equipment.

          (B) LOCATION. You agree that you will not remove the Equipment from its place of installation unless you get our written permission in advance.

     13. EVENT OF DEFAULT. You will be default if you (a) do not pay rent or any other amount payable within ten (10) days of the due date; or (b) break any of your promises or fail to perform any obligation under this lease and your failure continues for more than ten (10) days after we send you written notice; or (c) attempt to remove, sell, or lease any of the Equipment without our written permission; or (d) are unable to pay your debts as they become due, assign your assets for the benefit of your creditors, or enter (voluntarily or involuntarily) a bankruptcy proceeding; or (e) make any representation or warranties in this lease or the credit information that is misleading or false in any material respect; or (f) are in default under any material obligation; or (g) are in default under any other agreement with us or our affiliates.

     14. REMEDIES. If you are in default, we can do any one or more of the following: (a) require you to pay us the remaining balance of all the rent payments due under this lease, present valued using a six percent (6%) per year discount rate; (b) require you to pay us one hundred twenty five percent (125%) of the then applicable Stipulated Loss Value as liquidated damages;
(c) remove the Equipment from its location; (d) sell or lease any or all of the Equipment to others or dispose of it; (e) use any of the remedies available to us under the Uniform Commercial Code or any other law. If we take any action to enforce this lease or protect our interest in the Equipment, you will pay our actual costs, including reasonable attorneys' fees. You agree that any delay or failure to enforce our rights under this lease does not prevent us from enforcing any rights at a later time.

     15. REPRESENTATIONS AND WARRANTIES OF LESSEE. You represent and warrant that: (a) you are in good standing under the laws of the jurisdiction under which you are organized and are fully qualified to do business in each jurisdiction where your activities require such qualification; (b) you have the authority and legal right to enter into and perform your obligations under this lease and any Lease Schedule; (c) the lease and all Lease Schedules are your valid and binding obligations and are enforceable by us;
(d) any approval, notice, registration, or other action required by your organizational documents, or any order of any court or other governmental agency in connection with your signing, delivery, and performance of this lease has been given or obtained; (e) except as you have disclosed to us in writing prior to our entering into this lease with you, there are no actions, suits or proceedings pending or, to your knowledge, threatened against you or your property which, if decided against you, would have a material unfavorable effect on your financial condition or your ability to pay us under this lease; (f) the balance sheet and related statement of income and statement of changes in financial position of Lessee delivered to us were prepared in conformity with generally accepted accounting principles and fairly represent your position as of the date of such statements; (g) you have the right, title or interest in or to the Equipment, except that given by this lease; (h) as of the Acceptance Date, the Equipment will be new and unused; and (i) you will not use the Equipment outside the United States.

     16. LESSOR'S RIGHT TO PERFORM FOR LESSEE. In the event you fail to comply with any part of this lease, we can, but we do not have to, take any action necessary to cause your compliance, without waiving any event of default. If we are required to pay any amount to obtain your compliance, the amount we pay plus all of our expenses, including reasonable attorneys' fees, in causing your compliance, shall become additional rent and shall be paid by you at the time of the next rental payment due.

     17.  REPORTS; INSPECTION.

          (A) REPORTS. Within ninety (90) days after the close of each fiscal quarter and year, you will provide us with a balance sheet, statement of income, and statement of changes in your financial position as of the end of such fiscal quarter and year, in each case audited by independent public accountants. Additionally, you will provide us such other information we may reasonably request from time to time.

          (B) INSPECTION. Upon our request, you will confirm the location of any Equipment for us and, at any reasonable time, allow us to inspect and observe the use and condition of the Equipment and copy your operating and maintenance records relating to the Equipment.

     18. NOTICE. If any notices or demands are required under this lease, they shall be sufficient if given in writing either personally or by first-class mail, postage prepaid, to the addresses in the Lease Schedules, or to any other address either party may designate in writing. Such notice shall be effective when deposited in the United States mail.

     19. JURISDICTION. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, THE STATE IN WHICH LESSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. YOU AGREE THAT THE COURT OF THE STATE OF ARIZONA FOR MARICOPA COUNTY OR ANY OTHER FEDERAL DISTRICT COURT HAVING THE JURISDICTION IN THAT COUNTY SHALL HAVE NON-EXCLUSIVE JURISDICTION FOR DETERMINING ALL DISPUTES ARISING UNDER THIS LEASE. HOWEVER, LESSOR MAY BRING ANY ACTION OR CLAIM TO ENFORCE THE PROVISIONS OF THIS LEASE IN ANY OTHER APPROPRIATE STATE OR FORUM. YOU WAIVE TRIAL BY JURY IN ANY ACTION BETWEEN US.

     20. FINANCING STATEMENTS. You give us the right to immediately file any financing statements and other documents we may require with respect to the lease and the Equipment, as well as the right to sign any such financing statements as your attorney-in-fact.

     21. UCC-ARTICLE 2A PROVISIONS. You agree that this lease is a "Finance Lease" under Article 2A of the Uniform Commercial Code; that is you acknowledge that (a) we did not select, manufacture or supply the Equipment, but we did purchase the Equipment for lease to you; and (b) we have given you the name of the seller of the Equipment you are leasing from us in the Lease Schedule. You may have rights under the supply contracts and may contact the seller for a description of those rights or warranties. To the extent permitted by applicable law, you waive any and all rights and remedies given to you under UCC Sections 2A-303 and 2A-508 through 522.

     22. PUBLICITY. You authorize us to issue, at our sole option, appropriate press releases and to cause a tombstone to be published announcing the completion of this transaction and the total amount of the lease.

     23. MISCELLANEOUS. This lease contains the entire agreement between Lessee and Lessor and it may not be altered, amended, modified, terminated or otherwise changed except in writing and signed by both parties. This lease is for the benefit of and obligates you and your personal representatives, successors and assigns. The captions used in this lease are for convenience only and shall not define or limit any of the terms of this lease. If more than one Lessee is named in the lease and any Lease Schedule, the liability of each Lessee shall be joint and several.

     The parties hereto have executed this lease dated as of the _____day of _______________, 19______.


FINOVA CAPITAL CORPORATION                   MOBILE PET SYSTEMS, INC.
---------------------------------------      --------------------------------
Lessor                                       Lessee

By:  /s/ Anne M. McNeil, Vice President       By:  /s/ Paul J. Crowe, CEO/Pres.
   ------------------------------------          ------------------------------
                         Title                                        Title

                               ADDENDUM NO. ONE
                                       TO
                           LEASE SCHEDULE NO. 4125.01
                                     BETWEEN
                      FINOVA CAPITAL CORPORATION (LESSOR)
                                       AND
                       MOBILE PET SYSTEMS, INC. (LESSEE)

          DATED THE        DAY OF                         , 19
                   -------       -------------------------     ----

                              EQUIPMENT SCHEDULE

Equipment provided by: Siemens Medical Systems, Inc., 186 Wood Avenue South, Iselin, NH 08830-0401

-    One (1) Siemens ECAT EXACT P.E.T. Scanner System

          The ECAT EXACT is a high-resolution positron emission tomography system for imaging biochemical processes and metabolism for whole body applications. The multi-detector ring system provides 3D acquisition and reconstruction in the static and dynamic modes.

          The ECAT EXACT consists of a 47 image plane system with a 16.2 cm (6.4 in) field of view.

          -   High spatial slice resolution in transaxial and axial dimensions
          -   Three-dimensional display of organs with a large axial view
          -   Excellent volume sensitivity
          - Fast acquisition and reconstruction of 64 x 64 and 128 x 128 matrices
          -   High-resolution, flicker free, color display monitor
          - Unique block detector technology provides excellent temporal and energy resolution response
          - Simultaneous data acquisition and image reconstruction for high patient throughput
          - Retractable rotating rod source holders for quick and accurate attenuation correction. (Ge-68 is available in safe, solid form from recommended vendors).
          -   Water-cooled gantry for quiet operation.
          -   Window-orientated operating software.

          The system consists of:

          Whole Body Ring Detector Gantry:
          -   824 mm detector ring diameter.
          -   56.2 cm gantry aperture
          -   16.2 cm (6.4 inch) axial field of view
          -   Nine laser lines for precise, reproducible patient positioning
          - Dual operator controls on gantry for positioning from either side of patient
          -   Count rate monitor at gantry control panels

                               ADDENDUM NO. ONE
                                       TO
                           LEASE SCHEDULE NO. 4125.01
                                     BETWEEN
                      FINOVA CAPITAL CORPORATION (LESSOR)
                                       AND
                       MOBILE PET SYSTEMS, INC. (LESSEE)

          DATED THE        DAY OF                         , 19
                   -------       -------------------------     ----

                              EQUIPMENT SCHEDULE

          - Three integrated retractable transmission rod source holders which extend/retract from a lead housing under computer control for enhanced patient throughput and reduced radiation exposure.

          Patient Handling System:
          -   Low attenuation foam core carbon fiber pallet
          -   57 to 93 cm (22 to 36 inch) vertical motion range
          -   195 cm (77 inch) horizontal scan range
          -   Low attenuation head holder
          -   Maximum patient weight of 159 kg (350 lbs.).

          Data Acquisition/Processing and Storage Electronics:
          -   Image plane coincidence processor
          -   Real-time sorter (RTS) with 64 MB memory
          -   VME Bus acquisition controller
          -   1 Quad i860 array processor
          -   SCSI (small computer system interface) adapter to the VME Bus
          -   2.0 GB acquisition disk
          -   Ethernet interface to operator's console
          -   Sparc processor

          Operator's Console for Image Display and Analysis:
          - UltraSPARC 60 1300 Workstation with 20 inch, high resolution monitor
          -   256 MB main memory
          -   1 x 4.2, 1 x 9.0 GB internal disk storage
          -   2.6 GB erasable optical storage system for archiving image data
          -   CD ROM drive (mounted in desktop storage unit)
          -   600 dpi laser printer
          - Ethernet connection to data acquisition/processing and storage electronics.
          - 4mm DAT (digital audio tape) archive system, mounted in desktop storage unit.
          -   UNIX operating system and utilities
          -   TCP/IP and network file system communication software.
          -   Floppy drive
          - ECAT Software version 7.1 features, including iterative reconstruction, segmented attenuation correction, and the whole body protocol.

                               ADDENDUM NO. ONE
                                       TO
                           LEASE SCHEDULE NO. 4125.01
                                     BETWEEN
                      FINOVA CAPITAL CORPORATION (LESSOR)
                                       AND
                       MOBILE PET SYSTEMS, INC. (LESSEE)

          DATED THE        DAY OF                         , 19
                   -------       -------------------------     ----

                              EQUIPMENT SCHEDULE


          ECAT STANDARD SOFTWARE
          Image Acquisition:
          - Transmission scan allows accurate measurement of tissue attenuation correction coefficients
          -   Static emission scan
          -   Dynamic emission scan
          -   Acquisition protocols
          -   Image reconstruction and processing
          -   Wide variety of reconstruction filters
          -   Image size and displacement parameters
          -   Calculated or measured attenuation correction.

          Display Software:
          - Window-oriented to allow simultaneous acquisition, reconstruction, data processing and image display
          -   Image zoom and magnification
          -   Multi-image static display
          -   Any oblique data re-orientation
          -   Cine mode display
          -   Multiple plane dynamic displays
          -   Region of interest and image profiles
          -   Image filtering, summing and arithmetic
          -   Regions of interest and image statistics
          -   Screen save/restore operations
          -   Image labeling with variable fonts and graphics
          -   Interactive color translation table operations
          - Three-dimensional volume interactive data review (transverse, sagittal and coronal displays).

          Utilities Software:
          -   Patient database
          -   Patient data archive
          -   Motion control
          -   System calibration
          -   System normalization
          -   Performance tests
          -   System diagnostics.

          Educational Software:
          - Multi-media educational package LPP (Let's Play PET) for use on separate Macintosh or ICON (not provided with system).

                               ADDENDUM NO. ONE
                                       TO
                           LEASE SCHEDULE NO. 4125.01
                                     BETWEEN
                      FINOVA CAPITAL CORPORATION (LESSOR)
                                       AND
                       MOBILE PET SYSTEMS, INC. (LESSEE)

          DATED THE        DAY OF                         , 19
                   -------       -------------------------     ----

                              EQUIPMENT SCHEDULE

          Systems Documentation (1 set):
          -   ECAT scanner software manual
          -   ECAT scanner hardware manual.

          -   Water-cooled, whole-body gantry
          -   9216 Bismuth germanate (BGO) crystals
          -   16.2 cm (6.4 inch) axial field of view
          -   Simultaneous acquisition of up to 47 contiguous slices
          - 23 interplane retractable septa for high axial resolution, high sensitivity, and minimum scatter to permit 3-D acquisition.
          -   Full-body patient couch and head holder
          -   Data acquisition and electronics
          -   ECAT Software
          -   Operators console and peripherals

        2    1792188          PRE-INSTALL KIT EXACT 31/47

        2    3549560          ISOLATION TRANSFORMER (US)

          Transformer for isolating ECAT power from line power

        2    3552945          GANTRY AIR/WATER CHILLER (60HZ)

          Closed system air/water chiller. Requires onsite chilled water. Requires siting in well-ventilated utility room.

        2    2964901          ECAT EXACT INSTALLATION #USA

          Installation by the SMS PET Group is available.

000700 10    5220228          PET APPLICATIONS TRAINING (PER DAY)

          Operator's training for ECAT Scanners performed by applications specialist. Scheduling for training is available upon request. Standard 7.1 software training consists of 5 working days. New scanner installation training consists of five to ten working days.

                                  ADDENDUM NO. ONE
                                         TO
                             LEASE SCHEDULE NO. 4125.01
                                      BETWEEN
                        FINOVA CAPITAL CORPORATION (LESSOR)
                                        AND
                         MOBILE PET SYSTEMS, INC. (LESSEE)

               DATED THE ___________ DAY OF _________________, 19____


                                 EQUIPMENT SCHEDULE


Equipment provided by: Calumet Coach Company, 2150 East Dolton Road, Calumet City, IL 60409-1411

One (1) Calumet Coach Model MMS-381P 8'x40' Self-Propelled Mobile Unit for the Siemens ECAT P.E.T. Scanner described above.

VEHICLE IDENTIFICATION NUMBER:  44KFB6287WWZ18936
                               -----------------------------
                                ECAT EXACT 47 SYSTEM
                                Model # 3600079-00
                                Serial # 0001010

                                EXACT GANTRY
                                Part # 3200839-00
                                Serial # 9801039



FINOVA CAPITAL CORPORATION                    MOBILE PET SYSTEMS, INC.
--------------------------------------        ---------------------------------
Lessor                                        Lessee

By: /s/ Anne M. McNeil, Vice President        By:  /s/ Paul J. Crowe  CEO/PRES.
    ----------------------------------             ----------------------------
                       Title                                          Title

                                     ADDENDUM I
                                         TO
                              EQUIPMENT LEASE NO. 4125
                                      BETWEEN
                        FINOVA CAPITAL CORPORATION (LESSOR)
                                        AND
                         MOBILE PET SYSTEMS, INC. (LESSEE)


              This Addendum I (this "Addendum") is attached to and hereby made an integral part of that certain Equipment Lease No. 4125 between the above-referenced Lessor and Lessee (herein, the "Lease"). This Addendum affects the Lease and each Lease Schedule attached thereto, and in that context is distinguished from those certain addenda which are now or may hereafter be attached to the Lease and which reference themselves as addenda to a specific Lease Schedule (e.g., those certain Addenda attached to Lease Schedule No. 4125.01). Terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given such terms in the Lease.

              1. CONDITIONS PRECEDENT. Lessor and Lessee intend that the Lease shall govern the rights and duties of the parties with respect to a number of different items of Equipment, each of which shall be identified and referenced on a separate Lease Schedule. With respect to all such Equipment other than the Equipment described on Lease Schedule No. 4125.01, the following conditions precedent must be satisfied prior to the addition of any such Equipment to the terms of the Lease:

                     (a) There shall not exist any event of default under the Lease, or any act or occurrence which, with the giving of notice or the passage of time, or both, would constitute an event of default;

                     (b) Lessee shall have demonstrated, to Lessor's satisfaction, that Lessee possesses cash in an amount equal to twenty percent (20%) of the total purchase price applicable to the proposed new Equipment, which amount shall have been placed by Lessee in a separate operating account, for use as working capital with respect to the operations of the proposed new items of Equipment;

                     (c) Lessee shall have provided to Lessor documentation substantiating that, with respect to the specific proposed new items of Equipment, Lessee has in effect signed, valid and enforceable contractual agreements (each of which must be in form and substance satisfactory to Lessor) with one or more hospitals (the creditworthiness of which must be satisfactory to Lessor in all respects), which agreements will provide Lessee with a minimum of eighty-eight (88) positron emission tomography ("PET") procedures per month, for a term that shall not expire prior to the date final payment is due under the Lease with respect to the proposed new items of Equipment. Lessor shall be entitled to perform its own due diligence with respect to each hospital which is to become party to any such contract, to determine whether such hospital is satisfactorily creditworthy, in Lessor's sole discretion;

                     (d) Lessee shall have demonstrated, to Lessor's satisfaction, that Lessee has received not less than $1,800,000 as the net proceeds from Lessee's pending offering of securities. In addition to the foregoing, Lessor shall have reviewed and approved all terms and conditions applicable to such offering of securities, together with the rights and privileges to be granted in favor of all persons purchasing securities issued by Lessee;

                     (e) Lessee shall have executed and delivered a Collateral Assignment of Agreements, or a supplement to any previously delivered Collateral Assignment of Agreements, either of which must be in form and substance satisfactory to Lessor, pursuant to which Lessee shall have collaterally assigned in favor of Lessor all of its rights under those certain agreements referenced in Section 1(c) above;

                     (f) All documents and instruments previously executed in favor of Lessor, including without limitation that certain Continuing Personal Guaranty with respect to which Paul J. Crowe is "Guarantor," and that certain Subordination Agreement with respect to which Paul J. Crowe, John Fleming, and Brent Nelson are "Directors," shall each remain in full force and effect, and none of the parties to any such agreement shall have revoked, rescinded, or in any way attempted to repudiate their obligations to Lessor thereunder; and

                     (g) Lessee shall have deposited with Lessor, as a security deposit to be held by Lessor and in Lessor's name, an amount equal to three (3) months rental payment under the Lease Schedule which will be applicable to the proposed new Equipment. The foregoing deposit may be applied by Lessor in Lessor's discretion upon the occurrence of any event of default under the Lease. If not previously applied, the foregoing deposit shall be applied in payment of the last three rental payments accruing under the applicable Lease Schedule. Lessor shall not be obligated to segregate the foregoing deposit or to establish a separate account for the same. If requested by Lessor, Lessee shall provide Lessor with Lessee's taxpayer identification number and any other information necessary in order to permit Lessor to file reports for tax purposes.

                     (h) In the event that Lessor's total committed funds under the Lease (determined by reference to the total progress payments funded by Lessor to the manufacturers and suppliers of all Equipment then subject to the Lease, together with other ancillary items and costs necessary in order to enable such Equipment to be installed and accepted by Lessee) is greater than $5,000,000, or after giving effect to the addition of such items of Equipment as are proposed to be subject to the next Lease Schedule, would exceed $5,000,000, then the following two additional conditions must be satisfied:

                            (i) Lessee shall have demonstrated, to Lessor's satisfaction, that Lessee possesses a minimum balance of cash and cash equivalents of at least $500,000; and

                            (ii) Lessee shall have attained a Debt Service Coverage Ratio (calculated in the manner set forth in Section 3 below), of not less than 1.0:1.0, for the shorter of (x) the period from the Start Date (hereafter defined) of the Lease through the date of determination or (y) the period of twelve full calendar months most recently ended.

              2. CONDITIONS PRECEDENT - LEASE SCHEDULE 4125.01. With respect to the Equipment described on Lease Schedule No. 4125.01, Lessor has waived or modified the conditions precedent set forth in Sections 1(b), (c), and
(d). The requirements of Section 1(g) above were not applicable to the Equipment described on Lease Schedule No. 4125.01. In consideration of these waivers and modifications, Paul J. Crowe has provided to Lessor his Continuing Personal Guaranty of even date herewith. Lessor agrees to release such Continuing Personal Guaranty at such time as Lessee has provided to Lessor evidence that contractual agreements sufficient to satisfy the requirements of Section 1(c) above are in force. In addition, Lessor has reduced the requirement as set forth in Section 1(d) above to require only that Lessee have received $1,100,000 in net proceeds from such securities offering.

              3. DEBT SERVICE COVERAGE COVENANT. The first day of the first full calendar month following the month in which the last progress payment under Lease Schedule No. 4125.01 is disbursed shall be referred to herein as the "Start Date." Commencing with a test to be conducted for the twelve month period beginning on the Start Date, and on a trailing twelve month basis for subsequent tests to be conducted for the periods ending fifteen, eighteen, and twenty-one months after the Start Date, Lessee shall maintain a ratio (the "Debt Service Coverage Ratio") of Operating Cash Flow (hereafter defined) to Contractual Debt Service (hereafter defined) of not less than 1.0:1.0. Commencing with the test conducted for the trailing twelve months ending twenty-four months following the Start Date, and continuing thereafter throughout the term of the Lease, Lessee shall maintain a Debt Service Coverage Ratio of not less than 1.25:1.0. For purposes of this section, the following definitions shall apply:

              "Operating Cash Flow" shall mean, for any period, Lessee's net income or loss (excluding the effect of any extraordinary gains or losses) determined in accordance with generally accepted accounting principles ("GAAP"), PLUS each of the following items, to the extent deducted from the revenues of Lessee in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) rent paid to Lessor in respect of the Lease; (iv) without duplication of amounts described in the preceding clause
(iii), interest expense paid or accrued, including, without limitation, interest imputed on leases which would, in accordance with GAAP, be classified as "capital leases"; and (v) total federal and state income tax expense determined as the accrued liability of Lessee in respect of such period, regardless of what portion of such expense has actually been paid by Lessee during such period, and AFTER DEDUCTION FOR each of

(a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income (but only to the extent such non-cash income was included in the revenues of Lessee in the calculation of net income or loss); and (c) all actual capital expenditures made by Lessee during such period and not financed (with the qualification that all amounts expended by Lessee pursuant to the Leases, if considered capital expenditures under GAAP, shall be deemed financed for purposes of this definition). "Contractual Debt Service" shall mean, for any period, the sum of payments made (or, as to clauses (i) and (ii) of this sentence, required to be made) by Lessee during such period for (i) scheduled payments of rent and any other amounts due under the Lease, (ii) scheduled interest and principal payments due on any and all outstanding indebtedness of Lessee, other than indebtedness described in the following clause (iii), and (iii) interest and principal payments made on any indebtedness of Lessee the repayment of which has been subordinated to the payment of Lessee's obligations in respect of the Leases.

              4.     FINANCIAL REPORTING.  Lessee shall furnish to Lessor:
(i) within thirty (30) days after the end of each month, internally prepared financial statements of Lessee, including at a minimum a balance sheet and income statement for the year to date period, together with comparable information for the prior year to date period, prepared in accordance with generally accepted accounting principles ("GAAP"), and on a basis consistent with such statements delivered to Lessor for prior periods; (ii) within ninety (90) days after the end of each of Lessor's fiscal years, audited financial statements for Lessor, prepared in accordance with GAAP applied on a consistent basis, and accompanied by the unqualified report thereon of independent certified public accountants acceptable to Lessor, together with any management letters delivered by Lessee's accountants to its management;
(iii) within forty-five (45) days prior to the end of each fiscal year of Lessee, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Lessee; and (iv) such other financial information and statements as Lessor shall request from time to time regarding Lessee's business affairs, financial condition, and the results of its operations.

              5. PRICING. Lessor shall be entitled to increase payments accruing under any Lease Schedule if, and to the extent that, the rate offered on a five-year United States Treasury Note increases over 4.65% (being the yield that was available as of January 28, 1999). The rate offered on a five-year U.S. Treasury Note shall be defined as the rate shown under the column heading "Ask Yld." for "Govt. Bonds & Notes" in the "Treasury Bonds, Notes & Bills" Section of THE WALL STREET JOURNAL - Western Edition published on the fifth business day prior to the date of funding under a given Lease Schedule for the government bond or note with a maturity date in the same month and year as the date the final installment payment applicable to such Lease Schedule comes due (such date being referred to herein as the "Schedule Maturity Date"), or, if there are more than one government bonds or notes with a maturity date in the same month and year as the Schedule Maturity Date, the highest of the rates shown in the "Ask Yld." column for any such bond or note, or, if there is no government bond or note with a maturity date in the same month and year as the Schedule Maturity Date, the average (rounded to the next highest basis point) of the rates shown in the "Ask Yld." column for the bonds or notes in the months preceding and following the month in which the Schedule Maturity Date falls. In the event that the foregoing information is no longer published in THE WALL STREET JOURNAL, then the rate offered on a five-year
U.S. Treasury Note shall be defined as that annual rate of interest quoted in Statistical Release H.15(519) published from time to time by the Board of Governors of the Federal Reserve System as the yield for "5-year U.S.
Government Securities-Treasury Constant Maturities" for "This Week".

          The parties hereto have executed this Addendum I effective as of the 8th day of April, 1999.

                                       FINOVA CAPITAL CORPORATION ("Lessor")

                                       By:    /s/ Anne M. McNeil
                                          --------------------------------
                                           Name:  Anne M. McNeil
                                                --------------------------
                                           Title: Vice President
                                                --------------------------


                                       MOBILE PET SYSTEMS, INC. ("Lessee")

                                       By:    /s/ Paul J. Crowe
                                          --------------------------------
                                           Name:  Paul J. Crowe
                                                --------------------------
                                           Title: CEO / President
                                                --------------------------

                                                                     FINOVA
                                                       FINANCIAL INNOVATORS

                               ADDENDUM NO. TWO
                                      TO
                          LEASE SCHEDULE NO. 4125.01
                                    BETWEEN
                      FINOVA CAPITAL CORPORATION (LESSOR)
                     AND MOBILE PET SYSTEMS, INC. (LESSEE)

INTERIM RENT:

Notwithstanding anything to the contrary in the Lease, Lessor and Lessee hereby agree that COMPUTERS UNLIMITED ("Seller") is providing Equipment under the Lease and requires that advance monies be paid by Lessor prior to delivery and acceptance by Lessee. The advance required by Seller is TWENTY PERCENT (20%) of the purchase price to be paid by customer upon issuance of the purchase order to Seller; Fifty Percent (50%) of the purchase price upon the completion, and THIRTY PERCENT (30%) of the purchase price plus applicable sales tax upon Lessor's receipt of Lessee's written acceptance of the Equipment.

To compensate Lessor for performing as described above, Lessee agrees to pay Lessor rental(s), monthly in arrears, computed at two percent (2%) over the prime rate as quoted in the Wall Street Journal, which rate shall be adjusted accordingly as such prime rate changes from time to time during the term of this Interim Rent Agreement, from the day said advance monies are paid by Lessor for the actual number of days such advances are outstanding ("Interim Rent").

The Interim Rent chargeable to the Lessee shall terminate upon Lessor's receipt of Lessee's written acceptance of the equipment for the purpose of the Lease and the commencement of the basic lease term, in accordance with the terms of the Lease, at which time the full lease rental under the Lease ("Basic Rental") will commence.

The monies advanced by Lessor to Seller as aforesaid are in any and all events an obligation of Lessee. Lessee agrees to promptly reimburse Lessor in the event, and for any reason whatsoever, Lessee does not accept the Equipment. In addition, Lessee agrees to hold Lessor harmless from any and all claims by the Seller arising out of Lessee's failure or refusal to accept the Equipment.

The undersigned agree to all the terms and conditions set forth above and IN WITNESS WHEREOF, Lessor and Lessee hereby execute this Addendum this ____ day of ______________, 19___.


FINOVA CAPITAL CORPORATION               MOBILE PET SYSTEMS, INC.
--------------------------------------   -----------------------------------
Lessor                                   Lessee

By: /s/ Anne M. McNeil, Vice President   By: /s/ Paul J. Crowe CEO/PRES.
   -----------------------------------      --------------------------------
                        Title                                  Title

                                                                     FINOVA
                                                       FINANCIAL INNOVATORS

LEASE SCHEDULE                                       FINOVA CAPITAL CORPORATION
NO. 4125.01                                          311 SOUTH WACKER DRIVE
                                                     SUITE 4400
                                                     CHICAGO, ILLINOIS 60606

    The following described equipment and accessories are leased by Lessor to Lessee, on the terms specified in this Lease Schedule, subject to the terms and conditions of the Equipment Lease
    Number    4125    dated ____________________, 1999.

----------------------------------------------------------------------------------------------
1.  DESCRIPTION OF EQUIPMENT: One (1) Calumet Coach company Model MMS-381P Mobile Unit with
    One (1) Siemens ECAT EXACT P.E.T. Scanner System as further itemized on the Equipment
    Schedule Addendum No. One attached hereto and made a part hereof.
----------------------------------------------------------------------------------------------

2.    SELLER:               See Addendum No. One attached hereto and made a part hereof.
              ------------------------------------------------------------------------------
      SELLER'S  ADDRESS:    See Addendum No. One attached hereto and made a part hereof.
                         -------------------------------------------------------------------

----------------------------------------------------------------------------------------------
3. TERM:        60 months                      4. SECURITY DEPOSIT:           N/A
         -----------------------                                    ----------------------

5. RENTAL PAYMENTS: $16,000.00 per period for the three (3) consecutive monthly rental periods: 22,000.00 per period for the next three (3) consecutive monthly rental periods; and
$34,8885.28 per period for the remaining fifty four (54) consecutive rental periods.
      To each rental payment, when paid, shall be added the amount of any applicable sales or use tax.

6. ADVANCE RENTALS: $ 16,000.00      to be applied to the   FIRST  rental payments.
----------------------------------------------------------------------------------------------

7. EQUIPMENT LOCATION:    2240 Shelter Island Drive, Suite 110    San Diego
                      ---------------------------------------------------------------
                          (Street)                                (City)

                          San Diego                               CA
                      ---------------------------------------------------------------
                          (County)                                (State)

8. LESSEE'S ADDRESS (if different than paragraph 7 above):

-------------------------------------------------------------------------------------
      (Street)                    (City)             (State)              (Zip code)

----------------------------------------------------------------------------------------------
9.  Other Provisions
-   Addendum No. One, Two and Three attached hereto and made a part hereof.
-   "Notwithstanding anything to the contrary in Equipment lease F4125 and provided Lessee is not in default thereunder, Lessee, upon giving Lessor ninety (90) days prior written notice, shall have a one time Option to Purchase not less than all the Equipment under this Lease at maturity of the base lease term for the then fair market value not to exceed twelve percent (12.00%) of the original equipment cost a paid by Lessor the
    Equipment and any other items or charges included in the Lease plus applicable sales taxes."
-   FINOVA has the option to adjust its monthly payment consistent with increases in the five-year, fixed-rate cost of financing from the date of this Lease Schedule to delivery and acceptance of the Equipment. Upon acceptance of the Equipment, the monthly payment will become fixed for the entire term.
----------------------------------------------------------------------------------------------

The parties hereto have executed this Lease Schedule as of the ___________ day of ___________________, 19_______.


FINOVA CAPITAL CORPORATION                   MOBILE PET SYSTEMS, INC.
--------------------------------------       ----------------------------------
Lessor                                       Lessee

By: /s/ Anne M. McNeil, Vice President       By: /s/ Paul J. Crowe CEO/PRES.
   -----------------------------------       -------------------------------
                        Title                                      Title

                             AMENDMENT NUMBER ONE
                                       TO
                          LEASE SCHEDULE NO. F4125.01
                                    BETWEEN
                     FINOVA CAPITAL CORPORATION ("LESSOR")
                                      AND
                      MOBILE PET SYSTEMS, INC ("LESSEE").





Rentals: Notwithstanding anything to the contrary in Lease Schedule F4125.01, Lessee and Lessor agree that due to an modification in the cost of the equipment described on the Addendum No. One to Lease Schedule, the Lessee shall pay rents for the term of the lease as set forth below:

     $16,000.00 PER MONTH FOR THE THREE (3) CONSECUTIVE RENTAL PERIODS; 22,000.00 PER MONTH FOR THE NEXT THREE (3) CONSECUTIVE RENTAL PERIODS; AND $36,119.60 PER MONTH FOR THE REMAINING FIFTY FOUR (54) CONSECUTIVE RENTAL PERIODS, PLUS ANY APPLICABLE SALES OR USE TAXES

The undersigned agree to all the terms and conditions set forth above and IN WITNESS WHEREOF, Lessor and Lessee hereby execute this Amendment this 15th day of April, 1999.




FINOVA CAPITAL CORPORATION             MOBILE PET SYSTEMS, INC.
--------------------------             -----------------------------
Lessor                                 Lessee

By:                                    By: /s/ Paul J. Crowe  CEO/Pres.
   ----------------------                 ------------------------------
                                                               Title


(RO383)